Exhibit 1.1

DEALER MANAGER AGREEMENT

February 16, 2018

SDDco Brokerage Advisors, LLC

485 Madison Avenue, 15th Floor

New York, NY 10022

This Dealer Manager Agreement (this “Agreement”) is entered into by and between Oaktree Real Estate Income Trust, Inc., a Maryland corporation (the “Company”) and SDDco Brokerage Advisors, LLC, a New York limited liability company (the “Dealer Manager”).

The Company has filed a Registration Statement (as defined below) with the U.S. Securities and Exchange Commission (the “SEC”) registering an ongoing offering (the “Offering”) of shares of one or more classes (the “Shares”) of the Company’s common stock (“Common Stock”).

The Offering is and shall be comprised of a maximum amount of Shares set forth from time to time in the applicable Prospectus (as defined below) that will be issued and sold to the public at the public offering prices per Share set forth from time to time in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company may from time to time offer one or more classes of Shares. The differences between the classes of Shares and the eligibility requirements for each class will be described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus.

Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Primary Shares substantially in the form attached to this Agreement as Exhibit A or such other form as approved by the Company (each a “Selected Dealer Agreement”) at a purchase price equal to the then-current offering price per share (the “transaction price”) made available to investors on the Company’s website and in the Prospectus, plus any applicable selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. All of the selling commissions and dealer manager fees will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such selling commissions and dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For stockholders who participate in the Company’s distribution reinvestment plan, the cash distributions paid on the Shares of each class that each stockholder owns will be automatically invested in additional Shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at the transaction price of the applicable class of Shares on the date that the distribution is payable, without any applicable selling commissions and dealer manager fees.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1.     Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Dealer participating in the Offering, with respect to such Offering, as applicable, that:

a.     A registration statement on Form S-11 with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Securities Act”). Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as amended and supplemented from time to time, is hereinafter referred to as the “Prospectus.” As used in this Agreement, the term “Registration Statement” means a registration statement on Form S-11 with respect to the Shares on file with and declared effective by the SEC, as amended or replaced from time to time. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC pursuant to Rule 424 under the Securities Act. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

b.     As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representation does not extend to such statements contained in or omitted from the Registration Statement or Prospectus that relate to the Dealer Manager or any of the Dealers, are primarily within the knowledge of the Dealer Manager or any of the Dealers or are based upon information furnished by the Dealer Manager or any of the Dealers in writing to the Company specifically for inclusion therein.

c.     The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

d.    The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

e.     No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f.     Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that would reasonably be expected to have a material adverse effect on the business or property of the Company.

g.     The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) the Company’s charter or by-laws, (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

h.     The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

i.     At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j.     The Company has filed all material federal, state and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

k.     The financial statements of the Company, if any, included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

l.     Commencing with the Company’s first taxable year in which it makes an election to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), the Company will be organized in conformity with the requirements for qualification and taxation as a REIT, and its proposed method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

m.    The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

n.     Each independent accounting firm that has audited and is reporting upon any financial statements included in the Registration Statement or the Prospectus or any amendments or supplements thereto is, to the Company’s knowledge, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board as is required by the Securities Act.

o.    Any and all printed sales literature or other materials that have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they at the time provided for use, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading.

2.     Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Company, with respect to the Offering, as applicable, that:

a.     The Dealer Manager is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.     No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Agreement.

c.     The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) the Dealer Manager’s charter or by-laws, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which the Dealer Manager or any of its subsidiaries or any of their properties is bound or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

d.     The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

e.    The Dealer Manager is, and during the term of this Agreement will be (a) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (b) a member in good standing of FINRA and (c) a broker-dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement and the Prospectus. Each of the Dealer Manager’s employees and representatives has all required licenses and registrations to act under this Agreement and to carry out the Offering as contemplated thereby. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement and the Prospectus.

f.    The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

g.    The Dealer Manager has established and implemented an anti-money laundering compliance program (the “AML Program”) in compliance with applicable law, including applicable FINRA Conduct Rules, the Exchange Act and the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (the “USA Patriot Act”) (collectively, the “AML Rules”). The Dealer Manager is currently in compliance with all AML Rules, including, but not limited to, the Customer Identification Program requirements under Title III of the USA Patriot Act.

h.    The Dealer Manager has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective officers, directors, employees and agents with (i) all applicable economic sanctions or trade embargoes (“Sanctions”), including but not limited to those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, and (ii) applicable anti-corruption or anti-bribery laws and regulations (“Anti-Corruption Laws”), including but not limited to the Foreign Corrupt Practices Act. The Dealer Manager is not subject to or the target of any Sanctions and is in compliance with Sanctions and Anti-Corruption Laws.

3.     Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a.     It will furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus and every supplemental or amended Prospectus; (b) this Agreement; and (c) any Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).

b.     It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as required for the Offering and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

c.     It will: (a) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (b) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

d.     If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Prospectus that will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e.    If at any time any event occurs that is known to the Company as a result of which any Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify the Dealer Manager thereof.

f.     It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

g.     The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

h.    Prior to first use, the Company will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable SEC and state securities rules.

4.     Obligations and Compensation of Dealer Manager.

a.     The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Primary Shares set forth in the Prospectus (subject to the Company’s right of reallocation of Primary Shares to DRIP Shares, and vice versa, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA in good standing. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Prospectus with respect to the Offering and any additional terms or conditions specified in Schedule 1 to this Agreement, as it may be amended from time to time. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

b.     Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c.     Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended from time to time, the Company will pay to the Dealer Manager selling commissions as described in Schedule 1 to this Agreement. The applicable selling commissions will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of any applicable class of Primary Shares and all of the selling commissions will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

d.     Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended from time to time, the Company will pay to the Dealer Manager dealer manager fees as described in Schedule 1 to this Agreement. The applicable dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of any applicable class of Primary Shares and all of the dealer manager fees will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

e.     Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended from time to time, and subject to the limitations set forth in Section 4.f. below, the Company will pay to the Dealer Manager a stockholder servicing fee with respect to sales of any applicable class of Primary Shares as described in Schedule 1 to this Agreement (the “Servicing Fee”). The Company will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all of the Servicing Fee to the Dealers who sold the Shares giving rise to a portion of such Servicing Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Dealer who sold the Shares giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Shares or that the Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Servicing Fee, then Dealer’s entitlement to the Servicing Fees related to such Shares shall cease, and Dealer shall not receive the Servicing Fee for any portion of the quarter in which Dealer is not eligible on the last day of the quarter; provided, however, if there is a change in the broker-dealer of record with respect to Shares giving rise to a portion of such Servicing Fee made in connection with a change in the registration of record for such Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Servicing Fees related to such Shares for the portion of the quarter for which the Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the applicable Shares if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may also reallow some or all of any applicable Servicing Fee to other broker-dealers who provide services with respect to the applicable Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

f.     The Dealer Manager shall cease receiving the Servicing Fees with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the Shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in the Selected Dealer Agreement between the Dealer Manager and the applicable Dealer) of the gross proceeds from the sale of such Shares (excluding the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, such Shares (and any Shares issued under the DRIP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such Shares. In addition, the Dealer Manager will cease receiving the Servicing Fee with respect to any Shares issued in the Offering upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets, or (iii) the date following the completion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, dealer manager fees, the Servicing Fee and other underwriting compensation, is equal to 10% of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to any applicable class of Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

g.    The terms of any reallowance of selling commissions, dealer manager fees and the Servicing Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of dealer manager fees or the Servicing Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of dealer manager fees or the Servicing Fee to Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions, dealer manager fees or Servicing Fees to Dealers on behalf of the Dealer Manager without incurring any liability.

h.    Beginning on August 1, 2017, for services under this Agreement and in addition to the other items of underwriting compensation set forth in this Section 4, the Company and/or Oaktree Fund Advisors, LLC (the “Advisor”) shall pay the Dealer Manager, quarterly in arrears, a fee equal to (i) prior to the effectiveness of the Registration Statement, $30,000 and (ii) following the effectiveness of the Registration Statement, $75,000. For quarters where services were provided for less than the full three months, or where the Registration Statement is declared effective mid-quarter, the applicable quarterly payment shall be calculated at a rate of $10,000 per month for the period during which the Registration Statement was not effective and $25,000 during the period in which the Registration Statement was effective with foregoing rates applied pro rata for the applicable time periods during which fees are due. In addition, the Company or the Advisor shall reimburse the Dealer Manager for all items of underwriting compensation actually paid by the Dealer Manager to the extent the Prospectus indicates that they will be paid by the Company or the Advisor, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA. Subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer as described in the Prospectus. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

i.     The Dealer Manager shall pay its own costs and expenses incident to the performance of this Agreement.

j.    Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, as defined under the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) and FINRA rules, to exceed 15% of gross proceeds from such Offering.

k.    The Dealer Manager and all Dealers will offer and sell the Shares at the public offering prices per share described in the Prospectus.

l.    The Dealer Manager shall (a) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Soliciting Dealers (the “List”) to identify customers that have exercised their opt-out rights. Prior to using or disclosing nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, each party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

m.    The Dealer Manager shall remain in compliance with all AML Rules and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification, the Dealer Manager is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Title III of the USA Patriot Act.

n.    The Dealer Manger will maintain in effect and enforce policies and procedures designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective directors, officers, employees and agents with Sanctions and Anti-Corruption Laws. The Dealer Manager will not act in any manner that would result in the violation of any Sanctions or Anti-Corruption Laws by any party to this Agreement. The Dealer Manager will deliver in a timely manner all documents reasonably requested by the Company in connection with Sanctions.

o.    The Dealer Manager shall keep, and shall cause its officers, directors, managers, employees, owners, members, partners and other agents (collectively, its “Representatives”) to keep, all Confidential Information (as defined below) strictly confidential and shall not use, distribute or copy the same except in connection with the Dealer Manager’s performance of its obligations hereunder. The Dealer Manager agrees not to disclose, and to cause its Representatives not to disclose, such Confidential Information to the public, or to any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer Manager shall use all reasonable precautions necessary to preserve the confidentiality of the Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of performance of the Dealer Manager’s obligations hereunder and (b) informing each recipient of such Confidential Information of the Dealer Manager’s confidentiality obligation. The Dealer Manager acknowledges that the Dealer Manager or its Representatives may have previously received Confidential Information, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer Manager acknowledges that the Dealer Manager or its Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company or the Advisor, and agrees that the foregoing restrictions shall apply to any Confidential Information received through any source or medium. The Dealer Manager acknowledges the restrictions and limitations of Regulation FD promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer Manager shall notify the Company in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c). For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Advisor or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, investment strategies, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Advisor or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Advisor or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, market studies and personal information, however documented); (iv) any information marked or designated “Confidential”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing; provided, however, that “Confidential Information” shall not include information that (w) is or becomes available to the public other than as a result of disclosure by the Dealer Manager in breach of this Agreement, including any information that is included in the Prospectus or any Authorized Sales Materials ; (x) was available to the Dealer Manager on a non-confidential basis prior to its disclosure to such Dealer Manager in connection with this Agreement; (y) becomes available to the Dealer Manager from a source that is not known by the Dealer Manager to be otherwise prohibited from communicating such information to the Dealer Manager; or (z) is independently developed by the Dealer Manager without reference to the Confidential Information.

p.    At the request of the Company, the Dealer Manager will engage a Dealer selected by the Company and enter into a related Selected Dealer Agreement unless the Dealer Manager reasonably objects to engaging such Dealer. The Dealer Manager shall not engage a Dealer without the prior written consent of the Company and shall not enter into a Selected Dealer Agreement unless the Company has approved of such Agreement in writing (including via e-mail). The Dealer Manager shall provide executed copies of each Selected Dealer Agreement to the Company on the day such Agreement is executed.

q.    The parties hereto acknowledge that the Dealer Manager is granted certain discretion under the Selected Dealer Agreement, including the discretion to waive or modify certain rights and obligations of the Dealer. The Dealer Manager shall not exercise any such discretion under a Selected Dealer Agreement without receiving the Company’s prior written (including via e-mail) approval (which shall not unreasonably be withheld).

5.     Indemnification.

a.    To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)	A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

b.    The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his or her consent, as about to become a director), each other person who has signed the Registration Statement, Oaktree Capital Group, LLC and its affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the Company Indemnified Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

c.    Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

d.    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to the next paragraph) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party

e.     The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f.    The indemnity agreements contained in this Section shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section.

g.    By virtue of entering into the Selected Dealer Agreement, each Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Persons, and each person who signs any Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Persons, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Selected Dealer Agreement. The Dealer Manager shall not amend or delete any such Dealer indemnity in the Selected Dealer Agreement without the Company’s written consent.

6.     Survival of Provisions.

a.    The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

b.    The respective agreements of the Company and the Dealer Manager set forth in Sections 4.c. through 4.m. and Sections 5 through 15 and 17 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

7.    Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

8.    Venue; Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.

9.    Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.    Successors and Amendment.

a.    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 5 hereof.

b.    This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

11.     Term and Termination. This Agreement shall expire at the end of the Offering. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 4 pursuant to the requirements of that Section 4 at such times as such amounts become payable pursuant to the terms of such Section 4, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 5 herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Upon the expiration or termination of this Agreement, the Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

12.     Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

13.     Prospectus and Authorized Sales Materials. The Dealer Manager agrees that it is not authorized or permitted to give and will not give any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this Section.

14.     Suitability of Investors. The Dealer Manager, in its agreements with Dealers, will require that the Dealers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Dealers, will require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the NASAA Guidelines. The Dealer Manager, in its agreements with Dealers, will require that the Dealers shall sell Shares of any class only to those persons who are eligible to purchase shares of such class as described in the Prospectus and only through those Dealers who are authorized to sell such shares. The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

15.     Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit A to this Agreement. To the extent the Dealer Manager is involved in the distribution process other than through a Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Dealer Manager for use in connection with the Offering and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus for the applicable class of Shares. Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager to the escrow agent described in the Prospectus and Subscription Agreement for the Offering if the minimum offering requirement described in the Prospectus (“Minimum Offering Requirement”) has not yet been satisfied or, after any such Minimum Offering Requirement is satisfied, to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

16.     Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	SDDco Brokerage Advisors, LLC 485 Madison Avenue, 15th Floor New York, NY 10022 Attention: Bryon H. Lyons Email: BLyons@sddco-ba.com

If to the Company:	Oaktree Real Estate Income Trust, Inc. 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: Chief Securities Counsel Email: jmikes@oaktreecapital.com

With copies (which shall not constitute notice) to:

Oaktree Fund Advisors, LLC 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: General Counsel Email: tmolz@oaktreecapital.com

17.    Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding between them with respect to such subject matter.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Chief Securities Counsel and Secretary

Accepted and agreed to as of the date first above written:

SDDCO BROKERAGE ADVISORS, LLC

By:	/s/ Bryon H. Lyons
	Name:	Bryon H. Lyons
	Title:	CEO

Schedule 1

Compensation

I.	Selling Commissions

The Company will pay to the Dealer Manager selling commissions in the amount of (a) up to 3.0% of the transaction price per share of each sale of Class T Primary Shares, (b) up to 3.5% of the transaction price per share of each sale of Class S Primary Shares and (c) up to 0.5% of the transaction price per share of each sale of Class D Primary Shares. All of the selling commissions paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any selling commissions.

II.	Dealer Manager Fees

The Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per share of each sale of Class T Primary Shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S shares, Class D shares, Class I shares or DRIP Shares. All of the Dealer Manager Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any dealer manager fees.

III.	Servicing Fee

The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Primary Shares that are Class T shares, payable monthly in an amount equal to 0.85% per annum of the aggregate NAV of such shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of such shares; provided, however, with respect to Class T shares sold through certain Dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Primary Shares that are Class S shares or Class D shares, payable monthly in an amount equal to 0.85% per annum of the aggregate NAV of such Class S shares and in an amount equal to 0.25% per annum of the aggregate NAV of such Class D shares. The Company will not pay the Dealer Manager a Servicing Fee with respect to Class I shares. All of the Servicing Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such Servicing Fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any Servicing Fees.

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

[See attached.]

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

SDDco Brokerage Advisors, LLC, as the dealer manager (“Dealer Manager”) for Oaktree Real Estate Income Trust, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) subject to the terms of this Selected Dealer Agreement (the “Agreement”).

I.     Dealer Manager Agreement

The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”), dated              , 2018, with the Company attached hereto as Exhibit A. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.

As described in the Dealer Manager Agreement, the Company has filed a Registration Statement with the U.S. Securities and Exchange Commission (the “SEC”) registering an ongoing offering (“Offering”) of shares of one or more classes (the “Shares”) of the Company’s Common Stock.

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and in the Authorized Sales Materials.

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of Section 5 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, Oaktree Capital Group, LLC and its affiliates, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act.

II.     Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to the Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Shares will be instructed by the Dealer to make their instruments of payment payable to or for the benefit of the escrow agent as described in the Prospectus and Subscription Agreement for the Offering if the minimum offering requirement described in the Prospectus (the “Minimum Offering Requirement”) has not yet been satisfied. If such Minimum Offering Requirement has already been satisfied in accordance with the Prospectus, then those persons who purchase Shares will be instructed by the Dealer to make their instruments of payment payable to or for the benefit of “Oaktree Real Estate Income Trust, Inc.” Prior to the Minimum Offering Requirement being met, purchase orders that include a completed and executed Subscription Agreement in good order and instruments of payment received by the Company at least five business days prior to the date escrow is broken (unless waived by the Dealer Manager) will be executed as of the date escrow is broken (based on the initial offering price). After the Minimum Offering Requirement is met, purchase orders that include a completed and executed Subscription Agreement in good order and instruments of payment received by the Company at least five business days prior to the first calendar day of any month (unless waived by the Dealer Manager) will be executed as of the first business day of such month (based on the prior month’s transaction price).

If the Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than two (2) business days following its receipt. Subscription Agreements and instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with one of the following procedures, as applicable:

(i)     Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted within two (2) business days following receipt by the Dealer for deposit to the escrow agent described in the Prospectus and Subscription Agreement for the Offering, if the Minimum Offering has not yet been satisfied. If such Minimum Offering has been satisfied in accordance with the Prospectus, then Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

(ii)     Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted within two (2) business days following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the escrow agent described in the Prospectus and Subscription Agreement for the Offering, if the Minimum Offering has not yet been satisfied. If such Minimum Offering has been satisfied in accordance with the Prospectus, then the Final Review Office will, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

III.    Pricing

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall be offered to the public at a purchase price payable in cash equal to the then-applicable transaction price (which will generally be (i) the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or (ii) a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month), plus any applicable selling commissions and dealer manager fees. For stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each stockholder owns will be automatically re-invested in additional shares of the same class. The DRIP Shares will be issued and sold to stockholders of the Company at a the transaction price of the applicable class of shares on the date the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $2,500 in Shares is required (or a higher amount as set forth in the Prospectus), and additional investments may be made in cash in minimal increments of at least $500 in Shares. The Shares are nonassessable.

IV.    Dealers’ Compensation

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered by the Dealer hereunder, the Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

V.    Representations, Warranties and Covenants of the Dealer

In addition to the representations and warranties found elsewhere in this Agreement, the Dealer represents, warrants and agrees that:

(i)    The Dealer is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which it is organized.

(ii)    The Dealer is empowered under applicable laws and by the Dealer’s organizational documents to enter into this Agreement and perform all activities and services of the Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Dealer’s ability to perform under this Agreement.

(iii)     The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which the Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv)     All requisite actions have been taken to authorize the Dealer to enter into and perform this Agreement.

(v)    The Dealer shall notify the Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against the Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Dealer, within the meaning of Section 15 of the Securities Act.

(vi)     The Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless the Dealer receives prior written consent from the Dealer Manager.

(vii)     The Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Dealer.

(viii)     The Dealer agrees to be bound by the terms of any escrow agreement applicable to the Offering, if any, and the Dealer agrees that it will not represent or imply that the escrow agent identified in the Prospectus, has investigated the desirability or advisability of any investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgement that it has agreed to serve as escrow agent.

VI.     Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice.

In the event that the Dealer Manager has reallowed any selling commission or dealer manager fee to the Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, the Dealer shall pay the amount specified to the Dealer Manager within (x) 10 days following mailing of notice or (y) five days following e-mailing of notice, in each case, to the

Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if the Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Dealer agrees to return to the subscriber any selling commission theretofore retained by the Dealer with respect to such order within three business days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If the Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

VII.    Prospectus and Authorized Sales Materials; Compliance with Laws

The Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager will supply the Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors.

The Dealer agrees that it:

(i)     shall have delivered to each investor to whom an offer to sell the Shares is made, as of the time of such offer, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been supplied to the Dealer by the Dealer Manager; and to each investor that subscribes for an order to purchase Shares, as of the time the Company accepts such investor’s order to purchase the Shares within the timeframes described in the Prospectus, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been supplied to the Dealer by the Dealer Manager;

(ii)     will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials;

(iii)     will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public;

(iv)    will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction;

(v)    will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates; and

(vi)     will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager or the Company in writing.

The Dealer further agrees, if the Dealer Manager so requests, to furnish a copy of any revised Prospectus to each person to whom it has furnished a copy of any previous Prospectus, and further agrees that it will itself mail or otherwise deliver all Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, the Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation applicable FINRA rules, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, and the Bank Secrecy Act, as amended by the USA Patriot Act, and the laws and regulations regarding economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and (d) this Agreement and the Prospectus as amended and supplemented. With respect to Dealer’s use of electronic delivery of offering documents or subscription agreements and electronic signatures, Dealer agrees to comply with the applicable requirements of the Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures of the North American Securities Administrators Association, Inc. (“NASAA”), as adopted by the NASAA membership on May 8, 2017, as well as the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act referred to therein, each as may be amended from time to time. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII.    License and Association Membership

The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that (i) the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares, (ii) the Dealer is a member in good standing of FINRA and (iii) there is no provision in the Dealer’s FINRA membership agreement that would restrict the ability of the Dealer to carry out the Offering as contemplated by this Agreement and the Prospectus. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2040, 2111, 2121, 2310, 5110 and 5141.

IX.     Limitation of Offer; Suitability

The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which the Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, the Dealer will comply with the provisions of the Rules set forth in the FINRA manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310.

The Dealer will sell Class T shares, Class S shares, Class D shares and Class I shares only to the extent approved by the Dealer Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell Class T shares, Class S shares, Class D shares and Class I shares pursuant to this Agreement, sell such shares only to those persons who are eligible to purchase Class T shares, Class S shares, Class D shares and Class I shares as described in the Prospectus. Shares are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment, and the Dealer will only sell Shares to investors that the Dealer reasonably determines are able to hold such Shares as a long-term investment and do not need liquidity from such investment in the near future.

Nothing contained in this Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. The Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of the Dealer’s customer and such customer’s completed and executed Subscription

Agreement. The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

X.    Disclosure Review; Confidentiality of Information

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the Dealer Manager or sponsor of the Company.

It is anticipated that (i) the Dealer and the Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer and (ii) persons or committees, as the case may be, responsible for determining whether the Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager or their respective affiliates. The Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that the Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that the Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c). For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, investment strategies, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, market studies and personal information, however documented); (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing; provided, however, that “Confidential Information” shall not include information that is or becomes available to the public other than as a result of disclosure by the Dealer or its Diligence Representatives in breach of this Agreement; was available to the Dealer or its Diligence Representatives on a non-confidential basis prior to its disclosure to such Dealer or Diligence Representative in connection with this Agreement; becomes available to the Dealer or its Diligence Representatives from a source that is not known by the Dealer or such Diligence Representatives to be otherwise prohibited from communicating such information to the Dealer or such Diligence Representatives; or is independently developed by the Dealer or its Diligence Representatives without reference to the Confidential Information.

XI.    Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

The Dealer hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations. The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, the Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of customers against government watch lists, including all such lists maintained by OFAC, as they may be updated from time to time. Additionally, the Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” for purposes of the USA Patriot Act as potential signals of money laundering or terrorist financing. The Dealer will file with the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Dealer will block or restrict access to such customer funds as is required by law and OFAC regulations. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program. The Dealer agrees to notify the Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

XII.    Privacy.

The Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLB Act and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, the Dealer may share with the Company and the Company may share with the Dealer nonpublic personal information (as defined under the GLB Act) of customers of the Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. The Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which the Dealer served as the broker dealer of record for such customer’s account. The Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLB Act), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLB Act) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, the Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

The Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event the Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

The Dealer shall implement and maintain commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLB Act), and any other applicable legal or regulatory requirements. The Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom the Dealer provides access to or discloses nonpublic personal information of customers to implement and maintain appropriate measures designed to meet the objectives set forth in this Section XII.

XIII.    Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

The Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. The Dealer also acknowledges that the Company’s Share Repurchase Plan (the “Plan”) provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. The Dealer hereby agrees that so long as the Company has not listed the Shares on a national securities exchange, the Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager and the Company.

XIV.    Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1–16). The parties will request that the arbitrator or arbitration panel (the “Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV.    Termination

The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager or the Company by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placement of an order for sale of Shares by such Dealer’s customer after the Dealer has received such notice.

The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV, VI, VII, and XIII through XVII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI.    Use of Company and Oaktree Names

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Dealer Manager or the Company of any consent that would otherwise be required under this Agreement or applicable law prior to the use of the Dealer of the name or identifying marks of the Company or “Oaktree” (or any combination or derivation thereof). The Dealer Manager and the Company reserve the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by the Dealer that use the Company’s or Oaktree’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XVII.    Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Company:	Oaktree Real Estate Income Trust, Inc. 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: Chief Securities Counsel Email: jmikes@oaktreecapital.com

With copies (which shall not constitute notice) to:

Oaktree Fund Advisors, LLC Attn: General Counsel 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Email: tmolz@oaktreecapital.com

If to the Dealer Manager:	SDDco Brokerage Advisors, LLC 485 Madison Avenue, 15th Floor New York, NY 10022 Attention: Bryon H. Lyons Email: BLyons@sddco-ba.com

If to the Dealer:	To the address specified by the Dealer herein.

XVIII.    Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

XIX.     No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XX.     ERISA Matters

The parties agree as follows:

(a) Dealer is a broker-dealer registered under the Securities Exchange Act of 1934.

(b) To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Dealer Manager, the Company, the Advisor, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “DM/Company Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c) Certain of the DM/Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Prospectus.

(d) To the extent that Dealer provides investment advice to its Retirement Customers, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.

(e) Dealer is independent of the DM/Company Parties and none of the DM/Company Parties is undertaking to provide impartial investment advice to Dealer or its Retirement Customers.

THE DEALER MANAGER:

SDDCO BROKERAGE ADVISORS, LLC

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.     IDENTITY OF DEALER:

Company name:

Type of entity:
(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer	Yes	No
in all States:

If no, list all States licensed as broker-dealer:

Tax ID #:

2.     Person to receive notices delivered pursuant to the Selected Dealer Agreement.

Name:

Company:

Address:

City, State and Zip:

Telephone:

Email:

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:
Signature

Name:
Title:
Date:

SCHEDULE I

ADDENDUM

TO

SELECTED DEALER AGREEMENT WITH

SDDCO BROKERAGE ADVISORS, LLC

Name of Dealer:

The following reflects the selling commissions, dealer manager fees and Servicing Fees as agreed upon between SDDco Brokerage Advisors, LLC (the “Dealer Manager”) and the Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and the Dealer in connection with the offering of Shares of Oaktree Real Estate Income Trust, Inc. (the “Company”).

Upfront Selling Commissions.

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Dealer of Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer Manager shall reallow to the Dealer an upfront selling commission in an amount equal to the percentage set forth below of the transaction price per share on such completed sales of Class T Primary Shares, Class S Primary Shares and Class D Primary Shares, as applicable, by the Dealer. The Dealer shall not receive selling commissions for sales of any DRIP Shares or for sales of any Class I shares, whether in the Primary Offering or pursuant to the DRIP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the subscription agreement of such subscriber, the Minimum Offering has been satisfied, and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction.

After the Minimum Offering applicable to the Offering has been satisfied, the Dealer may withhold the selling commissions to which it is entitled pursuant to the Agreement, this Schedule I and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent if it represents to the Dealer Manager that: (i) the Dealer is legally permitted to do so; and (ii) (A) the Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section II, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions to which the Dealer is entitled, to the Company or its agent; and (C) the Dealer has verified that there are sufficient funds in the investor’s account with the Dealer to cover the entire cost of the subscription. The Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following receipt of the Company’s written acceptance of the subscription.

Dealer Manager Fees.

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales by the Dealer of Class T Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer Manager shall reallow to the Dealer a dealer manager fee in an amount equal to the percentage set forth below of the transaction price per share on such completed sales of Class T Primary Shares by the Dealer. The Dealer shall not receive dealer manager fees for sales of any DRIP Shares, or for sales of any Class S, Class D or Class I shares, whether in the Primary Offering or pursuant to the DRIP.

Volume Discounts

The Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T shares, Class S shares or Class D shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Dealer, and any resulting reduction in selling commissions and/or dealer manager fees will be prorated among the separate subscribers.

Terms and Conditions of the Servicing Fees.

The payment of the Servicing Fees to the Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Primary Shares that are Class T shares, Class S shares and/or Class D shares, eligibility to receive the Servicing Fees with respect to such Shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares:

(i) the existence of an effective Selected Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager and the Dealer, and

(ii) the provision of the following services with respect to such Shares, as applicable, by the Dealer:

1. assistance with recordkeeping, including maintaining records for and on behalf of the Dealer’s customers reflecting transactions and balances of Shares owned,

2. transmitting stockholder communications to its customers from the Company or the Dealer Manager, including the Prospectus, annual and periodic reports, and proxy statements,

3. establishing an account and providing ongoing account maintenance,

4. assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,

5. helping investors understand their investments,

6. Share repurchase requests,

7. assistance with Share conversion processing, or

8. providing such other similar services as the stockholder may reasonably require in connection with its investment in the Shares.

For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

With respect to Class T shares, the financial advisor of the Dealer responsible for the sale of such Class T shares is expected to provide the services listed in items (ii)2 through 8 above. In connection with this provision, the Dealer agrees to reasonably cooperate to provide certification to the Company, the Dealer Manager and their agents (including its auditors) confirming the provision of services to each particular class of stockholders upon reasonable request.

The Dealer hereby represents by its acceptance of each payment of the Servicing Fees that it complies with each of the above requirements and is providing the above-described services. The Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T, Class S or Class D shares giving rise to such Servicing Fees and/or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein, the Dealer Manager will reallow to the Dealer the Servicing Fees in an amount described below, on Class T shares, Class S shares or Class D shares, as applicable, sold by the Dealer. To the extent payable, the Servicing Fees will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Servicing Fees, the Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D shares or that the Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Servicing Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease, and the Dealer shall not receive the Servicing Fees for any portion of the month in which Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class T, Class S or Class D shares, as applicable, made in connection with a change in the registration of record for the Class T, Class S or Class D shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class T, Class S and/or Class D shares, as applicable, for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fees with respect to DRIP shares or Class I shares. The Dealer Manager may also reallow some or all of the Servicing Fees to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

The Company and the Dealer Manager shall cease paying the Servicing Fees with respect to any Class T share, Class S share or Class D share held in a stockholder’s account within such account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the shares held by such stockholder would exceed, in the aggregate, 8.75% (or a lower limit as set forth in this Schedule I to the Selected Dealer Agreement between the Dealer Manager and the Dealer) of the gross proceeds from the sale of such shares (excluding the gross proceeds of any shares issued under the DRIP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under the DRIP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. In addition, the Company and the Dealer Manager will cease paying the Servicing Fees on Class T shares, Class S shares and Class D shares in connection with this Offering upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets, or (iii) the date following the completion of this Offering on which, in the aggregate, underwriting compensation from all sources in connection with this Offering, including selling commissions, dealer manager fees, the Servicing Fees and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in this Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Schedule I, the portion of the Servicing Fees accruing with respect to Class T, Class S and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of the Offering shall be underwriting compensation with respect to the Offering and not with respect to any other offering.

General

Selling commissions, dealer manager fees and Servicing Fees due to the Dealer pursuant to the Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize the Dealer Manager to deposit selling commissions, dealer manager fees, Servicing Fees or other payments due to it pursuant to the Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to the Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Servicing Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that the Dealer’s interest in the offering is limited to such selling commissions and reallowed dealer manager fees and Servicing Fees from the Dealer Manager and the Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed dealer manager fees and Servicing Fees to the Dealer.

Except as otherwise described under “Upfront Selling Commissions” above, the Dealer waives any and all rights to receive compensation, including the dealer manager fees and Servicing Fees, until it is paid to and received by the Dealer Manager. The Dealer acknowledges and agrees that, if the Company pays selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by the Dealer for selling commissions, dealer manager fees or Servicing Fees, as applicable, the Company pays to the Dealer Manager but that the Dealer Manager fails to remit to the Dealer. The Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Servicing Fees are limited solely to the proceeds of selling commissions, dealer manager fees and the Servicing Fees, as applicable, receivable from the Company and the Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Servicing Fees, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Servicing Fees, as applicable, from the Company. Notwithstanding the above, the Dealer affirms that, to the extent the Dealer retains selling commissions as described above under “Upfront Selling Commissions,” neither the Company nor the Dealer Manager shall have liability for selling commissions payable to the Dealer, and that the Dealer is solely responsible for retaining the selling commissions due to the Dealer from the subscription funds received by the Dealer from its customers for the purchase of Shares in accordance with the terms of the Agreement.

Notwithstanding anything herein to the contrary, the Dealer will not be entitled to receive any selling commissions, dealer manager fees or Servicing Fees which would cause the aggregate amount of selling commissions, dealer manager fees, Servicing Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with this Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the Primary Offering.

Due Diligence

In addition, the Dealer Manager or the Company will pay or reimburse the Dealer for reasonable and documented bona fide due diligence expenses incurred by the Dealer in connection with the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable and documented out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to the Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE LISTED SHARE CLASS

☐  Class T Shares                 ☐  Class S Shares                 ☐  Class D Shares                 ☐  Class I Shares

The following reflects the selling commission and/or the Servicing Fees as agreed upon between the Dealer Manager and the Dealer for the applicable Share Class.

(Initials)	Upfront Selling Commission of up to 3.0% of the transaction price per Class T share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

(Initials)	Dealer Manager Fee of up to 0.5% of the transaction price per Class T share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% (Annualized Rate), and a dealer stockholder servicing fee of 0.20% (Annualized Rate), of the aggregate NAV of outstanding Class T shares.	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

(Initials)	Upfront Selling Commission of up to 3.5% of the transaction price per Class S share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S shares.

(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S shares	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

(Initials)	Upfront Selling Commission of up to 0.5% of the transaction price per Class D share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D shares.

(Initials)	Servicing Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D shares	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

*	Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”

SDDCO BROKERAGE ADVISORS, LLC

By:
Name:
Title:

“DEALER”
(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE II

TO

SELECTED DEALER AGREEMENT WITH

SDDCO BROKERAGE ADVISORS, LLC

NAME OF ISSUER: OAKTREE REAL ESTATE INCOME TRUST, INC.

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

The Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, Servicing Fees, and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:
Bank Address:
Bank Routing Number:
Account Number:

DEALER
(Print Name of Dealer)

By:
Name:
Title:

Exhibit A

Dealer Manager Agreement